The Clorox Company

Supplemental Information – Volume Growth

Reportable Segment	% Change vs. Prior Year
	FY10 (2)					FY11 (2)			Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Cleaning	6%	9%	3%	-2%	4%	1%	-6%	-2%	Q2 decrease primarily driven by a decline in shipments of Clorox® disinfecting products due to higher shipments in the year-ago quarter from the H1N1 flu virus pandemic.
Household	-7%	0%	4%	1%	-1%	-9%	-1%	-5%	Q2 decrease primarily driven by lower shipments of Glad® food storage products.
Lifestyle (1)	4%	12%	8%	10%	8%	1%	3%	2%	Q2 increase primarily due to higher shipments of Burt’s Bees® natural personal care products and Hidden Valley® salad dressings behind new products, partially offset by lower shipments of Brita® water-filtration products.
International	3%	1%	1%	0%	1%	-2%	3%	0%	Q2 increase primarily driven by new home care product launches in Latin America, partially offset by lower shipments of Glad® products in Australia.
Total Company	1%	5%	3%	1%	3%	-2%	-2%	-2%

Supplemental Information – Sales Growth

Reportable Segment	% Change vs. Prior Year
	FY10 (2)					FY11 (2)			Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Cleaning	5%	3%	-2%	-4%	0%	-1%	-6%	-3%	Q2 decrease in sales is consistent with the decrease in volume.
Household	-11%	-6%	0%	0%	-4%	-7%	-4%	-6%	Q2 variance between changes in volume and sales was primarily driven by an increase in trade-spending to support the Glad® business and price decreases on cat litter.
Lifestyle (1)	3%	10%	5%	7%	6%	1%	3%	2%	Q2 increase in sales is consistent with the increase in volume.
International	4%	22%	7%	2%	9%	-2%	-1%	-2%	Q2 decline in sales includes the negative impact of the Venezuela currency devaluation, partially offset by the benefit of price increases and favorable foreign exchange rates in other countries.
Total Company	-1%	5%	1%	0%	1%	-3%	-3%	-3%

(1)	Lifestyle includes results of the worldwide Burt’s Bees business.
(2)	Volume growth and sale growth percentage changes for the Cleaning and International reportable segments and Total Company reflect the reclassification of the Auto Care businesses to discontinued operations in Q1 fiscal 2011 for all periods presented.

The Clorox Company

Earnings (loss) from Continuing Operations Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation schedule of earnings (loss) from continuing operations before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY 2010					FY 2011
	Q1	Q2	Q3	Q4	FY	Q1	Q2
	9/30/09	12/31/09	3/31/10	6/30/10	6/30/10	9/30/10	12/31/10
Earnings (loss) from continuing operations
before income taxes	$217	$137	$209	$242	$805	$202	$(112)
Goodwill impairment (2)	-	-	-	-	-	-	258
Interest income	(1)	(1)	-	(1)	(3)	(1)	(1)
Interest expense	36	37	34	32	139	32	33
EBIT (3)	252	173	243	273	941	233	178
EBIT margin (3)	19.3%	14.2%	18.9%	19.1%	18.0%	18.4%	15.1%
Depreciation and amortization	48	47	44	46	185	45	43
EBITDA (4)	$300	$220	$287	$319	$1,126	$278	$221
EBITDA margin (4)	23.0%	18.1%	22.3%	22.3%	21.5%	22.0%	18.7%
Net sales	$1,303	$1,215	$1,287	$1,429	$5,234	$1,266	$1,179

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.

Note: The Company calculates EBITDA for compliance with its debt covenants using earnings from continuing operations before income taxes and earnings from discontinued operations before income taxes.

(2)	The goodwill impairment represents a $258 million noncash charge recognized in Q2 fiscal 2011 to adjust the carrying value of the goodwill related to the acquisition of Burt’s Bees to estimated fair value.

(3)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(4)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of December 31, 2010

Working Capital Update

Note: As a result of the Auto Care businesses’ related assets (primarily inventory) being classified to assets held for sale in Q1 FY11, fiscal 2010 assets have been reclassified to assets held for sale.

	Q2
	FY 2011	FY 2010	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2011	FY 2010	Change
Receivables, net	$440	$419	+$21	35	32	+3 days
Inventories, net	$412	$378	+$34	51	48	+3 days
Accounts payable (1)	$326	$298	+$28	44	40	+4 days
Accrued liabilities	$443	$437	+$6
Total WC (2)	$92	$143	-$51
Total WC % net sales (3)	2.0%	2.9%
Average WC (2)	$82	$116	-$34
Average WC % net sales (4)	1.7%	2.4%

  Receivables increased primarily due to higher end-of-quarter sales versus year-ago.
  Inventories increased primarily due to inventory builds for current year new product launches, lower year-ago charcoal inventory levels due to the extended plant shut-down, and the impact of increases in certain commodity costs.
  Accounts payable increased mainly due to the timing of payments in the quarter.
Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended December 31, 2010

Capital expenditures for the second quarter were $55 million versus $42 million in the year-ago quarter

Depreciation and amortization for the second quarter was $43 million versus $46 million in the year-ago quarter

Cash provided by continuing operations

Cash provided by continuing operations decreased to $44 million from $134 million in the year-ago quarter. The year-over-year decrease was primarily due to higher end-of-quarter sales leading to an increase in account receivable and the timing of payments for accounts payable and accrued liabilities.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY10					FY11
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Cost Savings	+170	+160	+170	+220	+180	+200	+180
Price Changes	+170	+80	+60	+60	+90	+80	+100
Market Movement (commodities)	+240	+300	-120	-260	+30	-180	-150
Manufacturing & Logistics (1)	-40	-80	0	-30	-30	0	-80
Customer pick-up allowance	0	0	0	0	0	+20	+20
All other (2)	-90	-70	-120	-90	-90	-160	-250
Impact of Auto Care sale adjustment (3)	-40	-40	-60	-50	-50	--	--

Change vs prior year	+410	+350	-70	-150	+130	-40	-180
Memo: Gross Margin (%)	44.7%	43.5%	44.6%	44.3%	44.3%	44.3%	41.7%

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.
(2)	“All other” in Q2 FY11 includes business and channel mix (-100 bps), negative foreign currency translation and transaction impacts (-60 bps), higher trade-promotion spending (-40), and increases in other costs.
(3)	Fiscal 2010 gross margin changes reflect the reclassification of the Auto Care businesses to discontinued operations in Q1 Fiscal 2011. Fiscal 2009 gross margins have not been adjusted for the sale of the Auto Care businesses. Fiscal 2010 gross margin drivers have not changed and any differences to gross margin based on this reclassification are reflected here.

The Clorox Company Updated: 2-4-11

U.S. Pricing Actions from CY2008 - CY2010

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409® , Tilex® , and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Glad
Glad® trash bags (rescinded May 2009)	+7%	February 2008
GladWare® disposable containers (rescinded April 2009)	+7%	February 2008
Glad® trash bags (rescinded December 2008)	+10%	October 2008
Glad® trash bags	-10%	December 2008
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009

Notes:
•    Individual SKUs vary within the range.
•    This communication reflects pricing actions on primary items.